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                         NON-QUALIFIED STOCK OPTION AGREEMENT
                                         FOR
                                  ROBERT E. COURSON



     NON-QUALIFIED STOCK OPTION AGREEMENT ("Option Agreement") dated the 19th day of May, 1997, providing for the granting of an option by KOO KOO ROO, INC., a Delaware corporation ("Company"), to Robert E. Courson ("Optionee").

     The Board of Directors of the Company has determined that the Optionee is to be granted an option to buy shares of the Company's common stock, par value $.01 ("Shares"), on the terms and subject to the conditions hereinafter provided.

     1. NUMBER OF SHARES, OPTION PRICE. The Company hereby grants to the Optionee a non-qualified option ("Option"), to purchase 100,000 Shares ("Option Shares") at a price per Share ("Option Price") of $3.719 on the terms and subject to the conditions set forth herein. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares covered hereby unless and until the Optionee has paid the Option Price with respect thereto. The Company will, at the Company's expense, file with the Securities and Exchange Commission a registration statement covering the Option Shares.

     2.   PERIOD OF OPTION AND CONDITIONS OF EXERCISE.

          2.1 The term of the Option shall commence on 19 May 1997 ("Date of Grant") and shall terminate as of 18 May 2002 ("Expiration Date"). Upon termination of the Option, all rights of the Optionee hereunder shall cease. Optionee understands and agrees that the Option granted to him is intended to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and is subject to the express terms thereof and the interpretations of the Securities and Exchange Commission thereunder.

          2.2  The Option Shares shall vest as follows:

               1/4 shall vest and become exercisable on 6/20/97 1/4 shall vest and become exercisable on 9/30/97 1/4 shall vest and become exercisable on 12/30/97 1/4 shall vest and become exercisable on 3/31/98.

The vesting schedule contained in this Section 2.2 shall remain in full force and effect so long as Optionee is willing to spend two days per month on behalf of Company.

         2.3 The Option may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. The right of the Optionee to purchase Option Shares may be exercised in whole at any time or in part from time to time, provided that no partial exercise of the Option for less than ten
(10) Option Shares will be permissible.

     3. NON-TRANSFERABILITY OF OPTION. The Option and this Option Agreement shall not be transferable otherwise than by will or by the laws of descent and


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distribution; and the Option may be exercised, during the lifetime of the
Optionee, only by the Optionee, regardless of any community property interest therein of the spouse of the Optionee, or such spouse's successors in interest. If the spouse of the Optionee shall have acquired a community property interest in the Option, the Optionee, or the Optionee's permitted successors in interest may exercise the Option on behalf of the spouse of the Optionee or such spouse's successors in interest. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

     4. HOLDING OF STOCK AFTER EXERCISE OF OPTIONS. By accepting the Options, each Optionee represents and agrees, for the Optionee and the Optionee's permitted transferees, that none of the Option Shares acquired upon exercise of the Options will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act by such person.

     Each Optionee acknowledges that in the event of the exercise of Options, unless the Option Shares received upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will constitute "restricted securities", as defined in Rule 144 promulgated under such Act, and agrees that such shares (a) may not be sold except in compliance with the applicable provisions of such Act and the rules and regulations promulgated thereunder, and (b) have been acquired for investment purposes, and not with a view to the distribution thereof. The Company may issue stop-transfer restrictions to its transfer agent with respect to the Option Shares. The certificate or certificates representing the Option Shares may in the discretion of the Board of Directors bear any legend which the Board of Directors deems necessary, including but not limited to the following legend:

                         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1993 ("the "ACT) AND UPON THE REPRESENTATION OF THE HOLDER HEREOF THAT SUCH SHARES ARE BEING HELD FOR INVESTMENT AND NOT WITH THE VIEW TO THE SALE OR DISTRIBUTION THEREOF, AND NO SALE, TRANSFER OR OTHER DISPOSITION THEREOF MAY BE MADE EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE ACT."


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      5.   ADJUSTMENTS UPON CERTAIN CHANGES.  In the event of a merger, consolidation, reorganization, recapitalization, spin-off, stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of common stock, or extraordinary cash dividend or any other similar event, the Board of Directors shall, in order to prevent the dilution or enlargement or rights under this Option Agreement, make such adjustments in the number and type of Option Shares subject to the Options and the Option Price as may be determined to be appropriate and equitable. Adjustments made by the board of Directors shall be final, binding and conclusive. No fractional shares of stock will be issued on any such adjustment.

      6. COMPLIANCE WITH LAW. The Options shall not be exercised, and no Shares shall be issued in respect hereof, unless in compliance with federal and applicable state securities laws.

      7. TAX TREATMENT. Optionee acknowledges that the tax treatment of the Options, the Shares subject to this Option Agreement or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by this Agreement. Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.

     8. NON-QUALIFIED STATUS. The Options are not intended to be "Incentive Stock Options" as defined in Section 422A of the Code and it shall not be treated as an incentive stock option, whether or not, by its terms, it meets the requirements of Section 422A.

     9. NOTICES. Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Optionee at his or her address set forth below or such other address as he or she may designate in writing to the Company at 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025, Attention:
President, or such other address(es) as the Company may designate in writing to the Optionee.

     10. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     11. GOVERNING LAW. The Option Agreement shall be governed by and construed according to the laws of the State of Delaware.


                              (Signature page on page 4)


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     IN WITNESS WHEREOF, the Company has executed this Option Agreement in duplicate on the date and year first above written.

                                             KOO KOO ROO, INC.



                                             By:  /s/ KEN BERG
                                                  --------------------
                                                  Ken Berg
                                                  Chairman & CEO


The undersigned hereby accepts and agrees to all of the terms and provisions of the foregoing Option Agreement.

                                             ROBERT E. COURSON



                                             By:  /s/ ROBERT E. COURSON
                                                  ---------------------
                                                  Robert E. Courson



(Signature page to Non-Qualified Stock Option Agreement for Robert E. Courson)


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